Exhibit 10.3
GOODYEAR

MASTER COMPLEMENTARY DEPOSIT AGREEMENT

DATED 23 JULY 2008
between
EUROFACTOR
as Agent
CALYON
as Calculation Agent
ESTER FINANCE TITRISATION
as Purchaser
and
DUNLOP TYRES LIMITED
as Complementary Depositor or Centralising Unit

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3.

LIST OF SCHEDULES

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SCHEDULE 1 CALCULATION OF THE AMOUNT OF THE COMPLEMENTARY DEPOSIT	17

SCHEDULE 2 CALCULATION OF THE COMPLEMENTARY DEPOSIT FEE	21

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THIS MASTER COMPLEMENTARY DEPOSIT AGREEMENT IS ENTERED INTO BETWEEN:
1.	EUROFACTOR, a company incorporated under French law and authorised as a credit institution (établissement de crédit), having its registered office at 1-3 rue du Passeur de Boulogne Immeuble Bord de Seine, 92130 Issy Les Moulineaux, France, registered with the Trade and Companies Registry (Registre du Commerce et des Sociétés) of Nanterre under the number 333 871 259, whose representative is duly authorised for the purpose of this agreement (the “Agent”);
2.	CALYON, a company incorporated under French law and authorised as a credit institution (établissement de crédit), having its registered office at 9 quai du Président Paul Doumer, 92920 Paris La Défense Cedex, France, registered with the Trade and Companies Registry (Registre du Commerce et des Sociétés) of Nanterre under the number 304 187 701, whose representatives are duly authorised for the purpose of this agreement (the “Calculation Agent”);
3.	ESTER FINANCE TITRISATION, a company incorporated under French law and authorised as a credit institution (établissement de crédit), having its registered office at 9 quai du Président Paul Doumer, 92920 Paris La Défense Cedex, France, registered with the Trade and Companies Registry (Registre du Commerce et des Sociétés) of Nanterre under the number 414 886 226, whose representative is duly authorised for the purpose of this agreement (“ESTER FINANCE” or the “Purchaser”);
and
4.	DUNLOP TYRES LIMITED, a company incorporated under the laws of England and Wales with company number 1792065 whose registered office is situated at Tyrefort, 88-89 Wingfoot Way, Birmingham B24 9HY, whose representative is duly authorised for the purpose of this agreement (the “Centralising Unit” or the “Complementary Depositor”).
WHEREAS:
(A)	GOODYEAR DUNLOP TIRES France S.A., (the “French Seller”), FULDA REIFEN GmbH & Co. KG, M-PLUS MULTIMARKENMANAGEMENT GmbH & Co. KG, GOODYEAR GmbH & Co. KG, DUNLOP GmbH & Co. KG, GOODYEAR DUNLOP TIRES OE GmbH (the “German Sellers”), GOODYEAR DUNLOP TIRES Italia SPA (the “Italian Seller”), GOODYEAR DUNLOP TIRES España, S.A. (the “Spanish Seller”) and GOODYEAR DUNLOP TYRES UK Ltd (the “UK Seller”) are in the business of manufacturing and/or supplying tyres and activities relating thereto, and hold receivables over certain customers.
(B)	In order to provide financing to certain European subsidiaries of GOODYEAR, CALYON and NATIXIS have proposed to set up a securitisation transaction by way of the sale, on an ongoing basis, of existing and future trade receivables resulting from the ordinary business of the Sellers in Belgium, the United Kingdom, France, Germany, Italy and Spain (the “Securitisation Transaction”).
(C)	Pursuant to the Securitisation Transaction and with respect to the French Seller, the German Sellers (except GOODYEAR DUNLOP TIRES OE GmbH), the Spanish Seller and the UK Seller, existing and future trade receivables will be purchased by the Purchaser from those Sellers on an ongoing basis and in accordance with the receivables purchase agreements governed by French law, German law and/or English law (the “Receivables Purchase Agreements”). Notwithstanding the foregoing, GOODYEAR DUNLOP TIRES OE GmbH

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will assign domestic receivables governed by German law and cross border receivables governed by French law, English law, Belgian law, German law, Italian law or Spanish law under the Receivables Purchase Agreement to which it is a party, in each case in accordance with the provisions of the law applicable to such receivable (and, as regards the receivables sold by the Spanish Seller, under French law).
(D)	The Purchaser shall fund the acquisition of Ongoing Purchasable Receivables, Remaining Purchasable Receivables, Refinanced Ongoing Purchasable Receivables and Refinanced Remaining Purchasable Receivables:
(i)	partly out of a senior deposit (the “Senior Deposit”) effected by the Depositor with the Purchaser in accordance with a master senior deposit agreement (the “Master Senior Deposit Agreement”); and

(ii)	partly by way of set-off against any amount due and payable by the Centralising Unit to the Purchaser in connection with (a) a subordinated deposit (the “Subordinated Deposit”) to be effected by the Centralising Unit with the Purchaser in accordance with the terms and conditions of a master subordinated deposit agreement (the “Master Subordinated Deposit Agreement”) and (b) a complementary deposit (the “Complementary Deposit”) to be effected by the Centralising Unit with the Purchaser in accordance with the terms and conditions of the present master complementary deposit agreement (the “Master Complementary Deposit Agreement”).
(E)	The Purchaser and the Complementary Depositor are willing to define the terms and conditions according to which the Complementary Deposit shall be made by the Complementary Depositor with the Purchaser and shall be pledged as cash collateral (affecté à titre de gage-espèces) in favour of the Purchaser and have agreed to enter into this agreement under the terms and subject to the conditions set forth hereunder.
IT IS HEREBY AGREED AS FOLLOWS:
CHAPTER I
INTERPRETATION
1.	DEFINITIONS

Capitalised terms and expressions used in this Master Complementary Deposit Agreement shall have the same meaning as ascribed to such terms and expressions in the glossary set out in schedule 1 to the general master purchase agreement in relation to the securitization of trade receivables of certain subsidiaries of the Goodyear group dated 10 December 2004 as amended and restated on 23 May 2005, on 26 August 2005 and on or about the date hereof between, inter alia, Ester Finance Titrisation, Eurofactor, Calyon, Natixis, Dunlop Tyres Limited and the sellers listed therein (the “ General Master Purchase Agreement”).

2.	INTERPRETATION
(a)	The titles of the Chapters, the Schedules and the Articles (including their paragraphs) used herein and the table of contents are for convenience of reference

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only, and shall not be used to interpret this Master Complementary Deposit Agreement.
(b)	In this Master Complementary Deposit Agreement, except if the context calls for another interpretation:
(i)	references to “Chapters”, “Articles” and “Schedules” shall be construed as references to the chapters, articles and schedules of this Master Complementary Deposit Agreement and references to this Master Complementary Deposit Agreement include its recitals and Schedules;

(ii)	headings are for convenience only and shall not affect the interpretation of the this Master Complementary Deposit Agreement;

(iii)	words in the plural shall cover the singular and vice versa;

(iv)	references to the time of the day shall refer to Paris time, unless otherwise stipulated;

(v)	reference to any person shall include its permitted assignee, transferee, successors or any person deriving title under or through it;

(vi)	references to a document shall mean this document, as amended, replaced by novation or varied from time to time;

(vii)	words appearing in this Master Complementary Deposit Agreement in a language other than English shall have the meaning ascribed to them under the law of the corresponding jurisdiction and such meaning shall prevail over their translation into English, if any;

(viii)	references to “Parties” must be interpreted as references to the parties to the present agreement, and to a “Party” shall refer to any of the Parties; and

(ix)	references to any Securitisation Document shall be construed to mean such securitisation document, as amended and restated on the date hereof and as may be amended and supplemented from time to time thereafter.
CHAPTER II
AMOUNT — PURPOSE — DURATION
3.	PURPOSE OF THIS AGREEMENT

3.1	The Complementary Depositor shall make a Complementary Deposit with the Purchaser in accordance with the terms of this Master Complementary Deposit Agreement.

3.2	The Complementary Deposit made by the Complementary Depositor under this Master Complementary Deposit Agreement shall be applied and pledged as cash collateral (affecté à titre de gage-espèces) in favour of the Purchaser in accordance with and subject to the provisions of Article 10.

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All repayments of principal to be made by the Purchaser to the Complementary Depositor in respect of the Complementary Deposit shall be made up to the amount and to the extent of the sums received by the Purchaser in respect of the Sold Receivables and Refinanced Sold Receivables in the manner described in Article 7. During the Amortisation Period, such repayments under the Complementary Deposit shall be subject to the order of priority of payments provided for under article 16 of the General Master Purchase Agreement.

The Complementary Depositor agrees that, for the purposes of repayment of the Complementary Deposit or payment of any sums otherwise due under this Master Subordinated Deposit Agreement, it will look solely to the amount of the sums received by the Purchaser under the General Master Purchase Agreement in respect of the Sold Receivables and under the Refinanced Receivables Purchase Agreement until the Program Expiry Date and that the Complementary Depositor shall not, in such capacity, otherwise take or pursue any judicial or other proceedings, or exercise any right or remedy that it might otherwise have, against the Purchaser or the Purchaser’s assets save to the extent required for the recovery of such sums.

4.	DURATION OF THE AGREEMENT

4.1	This Master Complementary Deposit Agreement shall enter into force on the Amendment Date and shall terminate on the Program Expiry Date.

4.2	The Complementary Deposit shall be repaid in the manner described in Article 7.
CHAPTER III
AMOUNT OF THE COMPLEMENTARY DEPOSIT
5.	AMOUNT OF THE COMPLEMENTARY DEPOSIT

5.1	Amount of the Complementary Deposit

The Complementary Depositor shall make a Complementary Deposit with the Purchaser in accordance with the terms and conditions of this Master Complementary Deposit Agreement and within the limit of the Maximum Amount of the Complementary Deposit.

The Maximum Amount of the Complementary Deposit shall be automatically increased upon receipt by the Purchaser, the Calculation Agent and the Agent of any written request from the Centralising Unit provided that:
(i)	such request is received by the Purchaser, the Calculation Agent and the Agent during the Replenishment Period;

(ii)	such request is made no later than the Calculation Date preceding the third Intermediary Settlement Date following the Reference Funded Settlement Date referred to in article 13.3 (xx) of the General Master Purchase Agreement;

(iii)	such request indicates the amount of the new Maximum Amount of Complementary Deposit (the “New Maximum Amount of Complementary Deposit”); and

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(iv)	such New Maximum Amount of Complementary Deposit is limited to the amount notified by the Agent to the Centralising Unit pursuant to article 13.3 (xx) of the General Master Purchaser Agreement, rounded up to the nearest whole multiple of €1,000,000.
The amount of the Complementary Deposit shall, at all times during the Replenishment Period, be calculated in accordance with the provisions of SCHEDULE 1.

During the Amortisation Period, the Complementary Deposit, as calculated as of the last Settlement Date of the Replenishment Period, shall be repaid until the Program Expiry Date, after full repayment of the Senior Deposit, subject to the order of priority set forth in Article 7.

The amount of the Complementary Deposit shall be calculated by the Agent on each Calculation Date.

5.2	Calculation and setting up of the Complementary Deposit

5.2.1	Calculation
(a)	At the latest on the Calculation Date preceding the Settlement Date of 30 July 2008, the Agent shall calculate, in accordance with the provisions of SCHEDULE 1, and notify forthwith to the Purchaser and the Complementary Depositor the amount of the Complementary Deposit to be made on the Settlement Date of 30 July 2008, together with the details of such calculation.

(b)	On any subsequent Calculation Date during the Replenishment Period, the Agent shall calculate, in accordance with the provisions of SCHEDULE 1, and notify forthwith to the Purchaser and the Complementary Depositor (i) the amount of the Complementary Deposit on the Settlement Date following such Calculation Date, and (ii) the amount of the Complementary Deposit on the preceding Settlement Date, together with the details of such calculation.

If the amount of the Complementary Deposit on the Settlement Date following such Calculation Date is higher than the amount of the Complementary Deposit on the Settlement Date preceding such Calculation Date, the Complementary Deposit shall be increased by the Euro amount of the difference (the “Increase in the Complementary Deposit”).

If the amount of the Complementary Deposit on the Settlement Date following such Calculation Date is lower than the amount of the Complementary Deposit on the Settlement Date preceding such Calculation Date, the Complementary Deposit shall be reduced by the Euro amount of the difference (the “Reduction of the Complementary Deposit”).
For the avoidance of doubt, any reference to the Complementary Deposit in the Transaction Documents shall be to the Complementary Deposit as it may be increased or reduced in accordance with this Article 5.2.1.

5.2.2	Setting up of the Complementary Deposit
(a)	On the Settlement Date of 30 July 2008, before 9.00 a.m. (Paris time), the Complementary Deposit shall be made in Euro by the Complementary Depositor with the Purchaser, for the amount calculated in accordance with Article 5.2.1 (a)

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and the terms and conditions of the third amendment to the General Master Purchase Agreement entered into on the Amendment Date.

(b)	On each Settlement Date following the Settlement Date of 30 July 2008, during the Replenishment Period, before 9.00 a.m. (Paris time):
(i)	the Complementary Depositor shall make a deposit in respect of the Complementary Deposit in Euro with the Purchaser for an amount corresponding to any Increase in the Complementary Deposit, as calculated in accordance with Article 5.2.1(b); or

(ii)	the Purchaser shall repay a portion of the Complementary Deposit to the Complementary Depositor for an amount corresponding to any Reduction of the Complementary Deposit, as calculated in accordance with Article 5.2.1(b), subject to the provisions of Article 7.
The payments to be made pursuant to (a) and (b) above shall be effected in accordance with and subject to the provisions of article 6.4 of the General Master Purchase Agreement.

6.	COMPLEMENTARY DEPOSIT FEE — NO INTEREST

6.1	During the Replenishment Period only, the Purchaser shall pay a Complementary Deposit Fee to the Complementary Depositor on a monthly basis, as remuneration for its undertaking to make the Complementary Deposit pursuant to the terms and conditions of this Master Complementary Deposit Agreement. The amount of the Complementary Deposit Fee shall be calculated in accordance with SCHEDULE 2. The Complementary Deposit Fee shall be paid in arrears on each Funded Settlement Date (as from 30 July 2008).

The payment of each Complementary Deposit Fee shall be effected in accordance with and subject to the provisions of article 6.4 of the General Master Purchase Agreement.

6.2	The Purchaser and the Complementary Depositor hereby expressly agree that the Complementary Deposit shall not bear interest.

The Complementary Depositor acknowledges that it has entered into intercompany arrangements with the Sellers inter alia (the “Intercompany Arrangements”) pursuant to which the Complementary Depositor will receive from each Seller any necessary consideration for the making of the Complementary Deposit and will be indemnified in an appropriate manner by each Seller in accordance with its corporate interest and in respect of the losses incurred by the Complementary Depositor as a result of the Complementary Deposit made under this Master Complementary Deposit Agreement.

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CHAPTER IV
REPAYMENT — PAYMENTS
7.	REPAYMENT

7.1	Principle

The repayment of the Complementary Deposit, which shall be carried out until the Program Expiry Date, shall always be subject to (i) the provisions of Article 3.2 above and (ii) the order of priority of payments set forth under Article 7.2.

7.2	Repayment of the Complementary Deposit

7.2.1	On each Settlement Date during the Replenishment Period, the Purchaser shall repay, if applicable, the Complementary Deposit to the Complementary Depositor, for an amount equal to any Reduction of the Complementary Deposit as calculated under Article 5.2.1.

7.2.2	On each Settlement Date during the Amortisation Period, and until the Program Expiry Date, the Purchaser shall repay the Complementary Deposit to the Complementary Depositor, for an amount resulting from the allocations set out in article 16 of the General Master Purchase Agreement.

Such repayment shall be effected by means of the Distributed Amounts received by the Purchaser under the Sold Receivables and the Refinanced Sold Receivables until the Program Expiry Date and in accordance with the order of priority of payments as described in article 16 of the General Master Purchase Agreement.

In the event that, on the Program Expiry Date, the Distributed Amounts do not permit the repayment in full of any outstanding amount remaining unpaid under the Senior Deposit and under the Complementary Deposit, then, the Purchaser shall be irrevocably released from any repayment obligations hereunder.

7.3	In the event that during the Amortisation Period, the Centralising Unit, acting in the name and on behalf of the Sellers, repurchases all outstanding Sold Receivables from the Purchaser in accordance with article 4.3 of the General Master Purchase Agreement, the purchase price of such Sold Receivables shall be applied by the Purchaser to the repayment of the Complementary Deposit in accordance with the order provided for under article 16 of the General Master Purchase Agreement.

8.	PAYMENTS

8.1	All payments to be made in accordance with this Master Complementary Deposit Agreement shall be made in Euro.

8.2	All repayments of principal and all payments falling due on a day which is not a Business Day shall instead fall due on the following Business Day.

8.3	At any time, until the Program Expiry Date, subject to article 6 of the General Master Purchase Agreement, the Purchaser shall be entitled to set-off (i) any amount due and payable by the Purchaser to the Complementary Depositor in respect of the Complementary Deposit and (ii) any amount due and payable by the Complementary Depositor to the Purchaser under this Agreement or any of the Transaction Documents.

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CHAPTER V
GENERAL PROVISIONS
9.	REPRESENTATIONS AND WARRANTIES — UNDERTAKINGS

The Complementary Depositor hereby represents and warrants to the Purchaser, as follows:
(a)	it is a limited liability company duly incorporated and validly existing under the laws of England and Wales and has the capacity (i) to carry on its business, as currently conducted, and to own all of the assets appearing on its balance sheet, except where not having such capacity would not be reasonably likely to result in a Material Adverse Effect, and (ii) to enter into and perform its obligations under this Master Complementary Deposit Agreement;

(b)	the execution of this Master Complementary Deposit Agreement does not require any authorisation with respect to the Complementary Depositor that has not already been obtained and communicated to the Purchaser, unless in the case of any Governmental Authorisation, the failure to obtain such authorisation would not be reasonably likely to result in a Material Adverse Effect;

(c)	the execution of this Master Complementary Deposit Agreement and the performance of the obligations under this Master Complementary Deposit Agreement do not contravene any of the provisions of the Complementary Depositor’s articles and memorandum of association, agreements or undertakings to which it is a party or by which it is bound, and do not in any manner contravene the statutes and regulations applicable to it, except in each case, to the extent that no Material Adverse Effect would result from such breach;

(d)	the obligations arising out of this Master Complementary Deposit Agreement are binding on the Complementary Depositor and enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium and other laws affecting creditors’ rights generally;

(e)	in the event that, in accordance with the provisions of this Master Complementary Deposit Agreement and the General Master Purchase Agreement, the Complementary Deposit is not repaid in full on the Program Expiry Date, the Complementary Depositor shall incur any losses out of its own business, and the Purchaser shall not be liable, in any manner whatsoever, in this respect (except, as the case may be, as provided in article 4.2(b) of the General Master Purchase Agreement); and

(f)	the constitution of the Complementary Deposit as cash collateral (affectation à titre de gage espèces) in favour of the Purchaser, as set forth in Article 10 below, complies with the Complementary Depositor’s corporate interest and does not exceed its financial capabilities ; the Complementary Depositor has entered into Intercompany Arrangements with the Sellers and GOODYEAR DUNLOP TIRES EUROPE B.V., pursuant to which the Complementary Depositor shall receive from each Seller any necessary consideration for making the Complementary Deposit and shall be indemnified as is appropriate by each Seller and GOODYEAR DUNLOP TIRES EUROPE B.V. in respect of any losses incurred by the Complementary Depositor as a result of the Complementary Deposit made under this Master Complementary Deposit Agreement.

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CHAPTER VI
CASH COLLATERAL
10.	APPLICATION OF THE COMPLEMENTARY DEPOSIT AS CASH COLLATERAL FOR THE BENEFIT OF THE PURCHASER

10.1	The Complementary Depositor hereby irrevocably agrees that the Complementary Deposit made under this Master Complementary Deposit Agreement shall, by virtue of this Article, be pledged and consequently applied as cash collateral (affecté à titre de gage-espèces) by the Complementary Depositor in favour of the Purchaser until the Program Expiry Date, to secure the payment of (i) any sum due to the Purchaser in respect of the Sold Receivables and Refinanced Sold Receivables, and (ii) any sum due to the Purchaser by any Seller, the Refinanced Seller or the Centralising Unit pursuant to the Transaction Documents; provided that no party shall be entitled to receive, as a result of such pledge, any amounts in addition to those that they are entitled to receive pursuant to article 16 of the General Master Purchase Agreement.

The Complementary Depositor expressly exempts the Purchaser from the obligation to keep the Complementary Deposit granted as cash collateral segregated from any other sums or any cash which belong(s) to the Purchaser.

The Complementary Depositor hereby irrevocably agrees that the pledge and application of the Complementary Deposit as cash collateral (affectation du dépôt complémentaire à titre de gage-espèces) in favour of the Purchaser shall transfer to the Purchaser the ownership of the sums received under the Complementary Deposit.

10.2	The cash collateral (gage-espèces) shall be deemed created and effective as of the date on which the Complementary Deposit is made with the Purchaser.

10.3	The obligation of the Purchaser to transfer back to the Complementary Depositor the Complementary Deposit (créance en restitution) shall automatically be reduced by any principal amount paid by the Purchaser to the Complementary Depositor in relation to the Complementary Deposit in accordance with Article 7 above.

10.4	The Complementary Depositor acknowledges that in accordance with the security referred to above, during the Amortisation Period, it may not in any case nor at any moment claim repayment of the Complementary Deposit other than within the limit of the Distributed Amounts received by the Purchaser, which are available for the application to the Complementary Depositor, in accordance with Article 7.
CHAPTER VII
MISCELLANEOUS
11.	FEES AND EXPENSES

The Complementary Depositor, in the name and on behalf of the Sellers, shall bear, in particular, any costs and expenses incurred by ESTER FINANCE, in accordance with article 29 of the General Master Purchase Agreement.

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12.	SUBSTITUTION AND AGENCY

Each Party shall have the right to be assisted by, to appoint or to substitute for itself one or more third parties in the performance of certain tasks provided that:
(a)	such Party has given prior written notice of the exercise of that right to the other Parties;

(b)	such Party remains liable to the other Parties for the proper performance of those tasks and the relevant third party/parties has or have expressly renounced any right to any contractual claim against the other Parties;

(c)	the relevant third party/parties undertake(s) to comply with all obligations binding upon such Party under this Master Complementary Deposit Agreement; and

(d)	the substitution, assistance or agency shall not entail an increase in the costs incurred by the other Parties.
The Parties acknowledge however that, in order to avoid doubt, this Article shall not apply to the Complementary Depositor in respect of the making of the Complementary Deposit.

13.	CONFIDENTIALITY

For the purposes to this Master Complementary Deposit Agreement, the Parties agree to be bound by the provisions relating to confidentiality as provided for under article 31 (Confidentiality) of the General Master Purchase Agreement.

14.	TRANSFERABILITY OF THIS AGREEMENT

Except to the extent authorised in Article 12, this Master Complementary Deposit Agreement is concluded on the intuitu personae of the Parties to this Master Complementary Deposit Agreement. Therefore, none of the Parties may transfer this Master Complementary Deposit Agreement, or its rights and/or obligations hereunder, to any third party whatsoever, without the prior written consent of the other Parties.

15.	NOTICES

15.1	Except as otherwise set forth in the Transaction Documents, all notices, requests or communications which must or may be made pursuant to this Master Complementary Deposit Agreement shall be by way of writing, mail or fax.

15.2	All notices, requests or communications to be made and all documents to be delivered from one Party to the other Party under the Master Complementary Deposit Agreement shall be made and delivered to the addressees referred to in schedule 7 to the General Master Purchase Agreement.

15.3	All notices, requests or communications made and all documents delivered under the Master Complementary Deposit Agreement shall only take effect upon the date of their receipt by its addressee.

15.4	Each of the Parties may at any time modify the addressee of the notices, requests or communications to be made and the documents to be delivered to it under the Master Complementary Deposit Agreement by sending to that effect a letter or fax to the other Party indicating the name of the new addressee.

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15.5	The Parties agree that the Centralising Unit shall be responsible for receiving written notice on behalf of the Sellers, and that any notice given by the Purchaser to the Sellers and delivered to the Centralising Unit shall be deemed validly received by all of the Sellers upon receipt by the Centralising Unit.

16.	EXERCISE OF RIGHTS

16.1	All rights conferred on the Purchaser or the Complementary Depositor under this Master Complementary Deposit Agreement or by any other document delivered pursuant to or incidental to this Master Complementary Deposit Agreement or any Transaction Document, including rights conferred by law, shall be cumulative and may be exercised at any time.

16.2	The fact that the Purchaser or the Complementary Depositor does not exercise a right or delays in doing so shall in no way be construed as a waiver of that right. The exercise of any right or a partial exercise of such a right shall not prevent the Purchaser or the Complementary Depositor from exercising such a right again in the future, or from exercising any other right.

17.	INDIVISIBILITY

Each Party acknowledges that the General Master Purchase Agreement, the Master Subordinated Deposit Agreement and the Master Complementary Deposit Agreement shall form a single set of contractual rights and obligations and that, if the General Master Purchase Agreement, or the Master Subordinated Deposit Agreement becomes void or ceases to be effective and enforceable for any reason whatsoever, this Master Complementary Deposit Agreement shall also become void or cease to be effective and enforceable accordingly. Any payment already made by the Centralising Unit acting in the name and on behalf of the Sellers or on its own behalf to the Purchaser under this Master Complementary Deposit Agreement, the General Master Purchase Agreement, the Receivables Purchase Agreements and the Master Subordinated Deposit Agreement shall not be affected by such a nullity, ineffectiveness or unenforceability.

18.	PARTIAL INVALIDITY

If one or more provisions of this Master Complementary Deposit Agreement is or becomes invalid, illegal or unenforceable in any respect in any jurisdiction or with respect to any Party, such invalidity, illegality or unenforceability in such jurisdiction or with respect to such Party or Parties shall not, to the extent permitted by applicable law, render invalid, illegal or unenforceable such provision or provisions in any other jurisdiction or with respect to any other Party or Parties hereto.

Such invalid, illegal or unenforceable provision shall be replaced by the Parties to such contract with a provision which reflects in so far as is reasonably possible the intentions of the invalid, illegal or unenforceable provision. Any fees, costs and expenses incurred by the Parties in connection with any amendment necessary or advisable pursuant to this Article shall be borne exclusively by the Complementary Depositor.

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19.	AMENDMENTS

No amendment to this Master Complementary Deposit Agreement may be made without the written consent of each other Party thereto and (a) unless the Rating Agencies (i) have been informed and provided by the Arranger with all necessary details they may require in respect of such contemplated amendment and (ii) have confirmed that the contemplated amendment will not entail a downgrading or withdrawal of the current ratings of any Notes issued by the Issuers, or that the contemplated amendment will reduce a downgrading or withdrawal which would otherwise occur, but for such amendment being made, and (b) each Issuer and each Liquidity Bank has given its prior written consent to such amendment (such consent not being unreasonably withheld or delayed).

20.	LIMITED RECOURSE — NON PETITION

20.1	Limited Recourse

Each of the Agent, the Centralising Unit, the Complementary Depositor and the Calculation Agent agrees to limit its claims and recourse against ESTER FINANCE (including in the event of a breach by ESTER FINANCE of any of its representations and warranties, or any of its obligations hereunder) to the amount of the Available Funds on the relevant date.

20.2	Non Petition

Each of the Agent, the Centralising Unit, the Complementary Depositor and the Calculation Agent irrevocably and unconditionally undertakes and agrees:
(a)	not to exercise any rights of contractual or other recourse which it may have against ESTER FINANCE in the event of a breach by ESTER FINANCE of any of its representations and warranties, or any of its obligations under this Master Complementary Deposit Agreement, except in the event of the gross negligence (faute lourde) or wilful misconduct (dol) on the part of ESTER FINANCE; and

(b)	not to institute any legal proceedings, take other steps or institute other proceedings against ESTER FINANCE, the purpose or effect of which is the appointment of a conciliator or an ad hoc agent, or the opening of receivership proceedings or insolvency proceedings (redressement judiciaire or liquidation judiciaire) or any other similar proceedings.
21.	GOVERNING LAW — JURISDICTION

21.1	This Master Complementary Deposit Agreement shall be governed by French law.

21.2	Any dispute as to the validity, interpretation, performance or any other matter arising out of this Master Complementary Deposit Agreement shall be subject to the jurisdiction of the competent courts of Paris (Cour d’appel de Paris). The choice of this jurisdiction is entirely for the benefit of the Purchaser which shall retain the right to bring proceedings in any other competent court.

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Made in Paris, on 23 July 2008 in four (4) originals by:

ESTER FINANCE TITRISATION	DUNLOP TYRES LIMITED Complementary Depositor and Centralising Unit

By:	By:

EUROFACTOR Agent

By:

CALYON Calculation Agent

By:	By:

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SCHEDULE 1
CALCULATION OF THE AMOUNT OF THE COMPLEMENTARY DEPOSIT
1.	DURING THE REPLENISHMENT PERIOD, UNLESS AN EARLY AMORTISATION EVENT DESCRIBED IN ARTICLE 13.3. OF THE GENERAL MASTER PURCHASE AGREEMENT HAS OCCURRED AND A PROCEDURE OF SEPARATION OF FLOWS UNDER THE COLLECTION ACCOUNT AGREEMENTS HAS BEEN IMPLEMENTED

1.1	Amount of the Complementary Deposit on the Initial Settlement Date

Complementary Deposit =	Outstanding Amount of Sold Receivables;

+ Outstanding Amount of Refinanced Sold Receivables

- Subordinated Deposit;

- Senior Deposit;

- Adjusted Collections calculated as of such date

within the limit of the Maximum Amount of Complementary Deposit.
1.2	Amount of the Complementary Deposit on each Funded Settlement Date

Complementary Deposit =	Complementary Deposit as of the preceding Settlement Date

+ Initial Purchase Price of Remaining Purchasable Receivables to be paid on such Settlement Date;

+     Initial Purchase Price of Originated Ongoing Purchasable Receivables (i) paid during the Funded Settlement Date Reference Period by compensation with Collections for Set-off and (ii) to be paid on such Settlement Date;

+ Initial Purchase Price of Refinanced Remaining Purchasable Receivables to be paid on such Settlement Date;

+ Initial Purchase Price of Originated Refinanced Ongoing Purchasable Receivables paid during the Funded Settlement Date Reference Period by compensation with Collections for Set-off;

- Adjusted Collections calculated as of such Settlement Date;

- Refinanced Adjusted Collections calculated as of such Settlement Date;

- Amount of the Subordinated Deposit on such Settlement Date minus the amount of the

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Subordinated Deposit on the preceding Settlement Date;

- Amount of the Senior Deposit on such Settlement Date minus the amount of the Senior Deposit on the preceding Settlement Date;

+ Deferred Purchase Price calculated as of such Settlement Date

+ Refinanced Deferred Purchase Price calculated as of such Settlement Date

+ Subordinated Deposit Fee calculated as of such Settlement Date

+ Complementary Deposit Fee calculated as of such Settlement Date within the limit of the Maximum Amount of Complementary Deposit.
1.3	Amount of the Complementary Deposit on each Intermediary Settlement Date

Complementary Deposit =	Complementary Deposit as of the preceding Settlement Date

+ Initial Purchase Price of Originated Ongoing Purchasable Receivables paid during the Intermediary Settlement Date Reference Period by compensation with Collections for Set-off;

+ Initial Purchase Price of Refinanced Remaining Purchasable Receivables to be paid on such Settlement Date

+ Initial Purchase Price of Originated Refinanced Ongoing Purchasable Receivables paid during the Intermediary Settlement Date Reference Period by compensation with Collections for Set-off

- Adjusted Collections calculated as of such Settlement Date;

- Refinanced Adjusted Collections calculated as of such Settlement Date;

- Amount of the Subordinated Deposit on such Settlement Date minus the amount of the Subordinated Deposit on the preceding Settlement Date.

within the limit of the Maximum Amount of Complementary Deposit.

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2.	DURING THE REPLENISHMENT PERIOD, IF AN EARLY AMORTISATION EVENT DESCRIBED IN ARTICLE 13.3. OF THE GENERAL MASTER PURCHASE AGREEMENT HAS OCCURRED AND A PROCEDURE OF SEPARATION OF FLOWS UNDER THE COLLECTION ACCOUNT AGREEMENTS HAS BEEN IMPLEMENTED

2.1	Amount of the Complementary Deposit on a Funded Settlement Date

Complementary Deposit =	Complementary Deposit as of the preceding Settlement Date

+ Initial Purchase Price of Remaining Purchasable Receivables to be purchased on such Settlement Date;

+     Initial Purchase Price of Originated Ongoing Purchasable Receivables (i) paid during the Funded Settlement Date Reference Period by compensation with Collections for Set-off and (ii) to be paid on such Settlement Date;

+ Initial Purchase Price of Refinanced Remaining Purchasable Receivables to be paid on such Settlement Date;

+ Initial Purchase Price of Originated Refinanced Ongoing Purchasable Receivables paid during the Funded Settlement Date Reference Period by set-off with Collections for Set-off

- Adjusted Collections calculated as of such Settlement Date;

- Refinanced Adjusted Collections calculated as of such Settlement Date;

- Amount of the Subordinated Deposit on such Settlement Date minus the amount of the Subordinated Deposit on the preceding Settlement Date;

- Amount of the Senior Deposit on such Settlement Date minus the amount of the Senior Deposit on the preceding Settlement Date;

- any amount received on the Purchaser’s Collection Accounts within the period between the Assessment Date preceding such Settlement Date and the preceding Assessment Date;

+ Deferred Purchase Price calculated as of such Settlement Date;

+ Refinanced Deferred Purchase Price calculated as of such Settlement Date

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+ Subordinated Deposit Fee calculated as of such Settlement Date

+ Complementary Deposit Fee calculated as of such Settlement Date within the limit of the Maximum Amount of Complementary Deposit.
2.2	Amount of the Complementary Deposit on an Intermediary Settlement Date

Complementary Deposit =	Complementary Deposit as of the preceding Settlement Date

+ Initial Purchase Price of Originated Ongoing Purchasable Receivables paid during the Intermediary Settlement Date Reference Period by compensation with Collections for Set-off;

+ Initial Purchase Price of Refinanced Remaining Purchasable Receivables to be paid on such Settlement Date

+ Initial Purchase Price of Originated Refinanced Ongoing Purchasable Receivables paid during the Intermediary Settlement Date Reference Period by compensation with Collections for Set-off

- Adjusted Collections calculated as of such Settlement Date;

- Refinanced Adjusted Collections calculated as of such Settlement Date;

- amount of the Subordinated Deposit on such Settlement Date minus the amount of the Subordinated Deposit on the preceding Settlement Date;

- any amount received on the Purchaser’s Collection Accounts within the period between the Assessment Date preceding such Settlement Date and the preceding Assessment Date.

within the limit of the Maximum Amount of Complementary Deposit.

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SCHEDULE 2
CALCULATION OF THE COMPLEMENTARY DEPOSIT FEE
On each Funded Settlement Date, during the Replenishment Period, the Complementary Deposit Fee due and payable shall be equal to the sum of:
the Complementary Deposit Fee Component calculated on the Calculation Date preceding such Funded Settlement Date and the Complementary Deposit Fee Component calculated on the Calculation Date preceding the last Intermediary Settlement Date, in accordance with schedule 18C of the General Master Purchase Agreement.